EXHIBIT 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF CFO PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Stuart Diamond, Chief Financial Officer, certify that:

1.                                       I have reviewed this annual report on Form 10-K/A of National Medical Health Card Systems, Inc. and its Subsidiaries (the “Registrant”);

2.                                       Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3.                                       Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report.

In rendering this certification, the undersigned notes that he did not serve as chief financial officer during the period covered by this Form 10-K/A, having become the chief financial officer on January 20, 2006.  This certification is qualified by the foregoing and is based upon, among other things, the undersigned’s current responsibilities as chief financial officer, his own due diligence and representations made by certain members of the Registrant’s senior management.

Dated: September 15, 2006	/s/ Stuart Diamond
Stuart Diamond, Chief Financial Officer (Principal Accounting Officer)